Exhibit 10.18

Zhejiang Net Plastic Technology Co.,Ltd

No. 2024 (0102)

Labor Contract

2024 Issued

Zhejiang Net-Plastic Technology Co.

Basic information about the contracting parties:

Party A: Zhejiang Net Plastic Technology Co.,Ltd (hereinafter: Party A)

Legal representative:

Address: Room 503, Building 1, Yuyao China Plastics International Business Center, Yuyao City, Zhejiang Province

Party B: Huang Jian (hereinafter: Party B)

Gender: Male

Identity card number:

Residence address:

Current Address:

Tel:

To protect the legitimate rights and interests of Party B and maintain the legitimate interests of Party A, in accordance with the Labor Law of the People's Republic of China, the Labor Contract Law and relevant laws, regulations and administrative rules, and based on the principles of voluntariness, equality and mutual agreement, and after consensus, the two contracting parties signed the Labor Contract (hereinafter referred to as "this Contract") on November 1, 2024 for mutual compliance.

Article I. Contract Contents :

(i) Party A employs Party B as a contractual employee in accordance with the management regulations established by law;

(ii) Party B accepts employment.

Article II. Party B's work location or work area:

Work location or work area: Shanghai, Gangzhou, Qingdao, Yuyao, Henan

Regarding the confirmation of the work location and normal mobility during the contract, Party A and Party B shall communicate and negotiate in advance to reach an agreement.

Article III. Contract nature and duration, Party B's probation period

(i) This contract is a fixed-term labor contract;

(ii) Contract period: three years, from November 1, 2024 to October 31, 2027; Party B's probationary period: from mm/dd/yyyy to mm/dd/yyyy.

Zhejiang Net-Plastic Technology Co.

(iii) After Party B legally enjoys the right to sign an open-ended labor contract, it may legally request to sign an open-ended labor contract.

Article IV. Party B's work duties and work assessment:

(i) Party B's work duties consist of "Job Duties" and monthly (quarterly, yearly) "Work Tasks". Party B's job duties are recorded in the "Job Duties" attached to this contract, and the monthly (quarterly, yearly) "Work Tasks" are issued by the head of the department based on the work tasks of the month (quarterly, yearly);

(ii) Party B agrees that Party A shall evaluate Party B's work during the probationary period or after the formal employment according to the requirements of Party B's "Job Duties" and the completion of monthly (quarterly and annual) "Work Tasks", and the assessment result as the basis for determining whether Party B meets the requirements for passing the probation period, whether their post-probation work is competent, and for the issuance of salary, bonuses, etc.

(iii) Party B commits that if they do not accept Party A's assessment during the probationary period or fails to pass the assessment, it will be regarded as failing to meet the employment conditions, and Party A has the right to terminate the labor contract relationship established with Party B under this contract and Party B has no right to request Party A to claim compensation or indemnity including monetary or to request for continuation of the labor contract relationship; if Party B do not accept the assessment of Party A or fails to pass the assessment after passing the probation period, Party A has the right to handle the labor contract relationship with Party B according to the relevant provisions of the Labor Law.

Article V Working Hours and Rest/Vacation

(i) Party A implements an 8-hour workday and a 40-hour week;

(ii) In special circumstances, Party A may extend working hours after consulting with Party B.

(iii) The following cases shall not be subject to the above restrictions, but Party B should be given compensatory rest or compensation:

1. When natural disasters, accidents or other reasons that threaten the life and health of Party B or other personnel, or damage to the enterprise's property and requiring emergency handling;

2. When it is necessary to work on statutory rest day or a holiday or to work overtime to complete the work tasks;

Zhejiang Net-Plastic Technology Co.

3. Other urgent work assignments.

(iv) Party A extends Party B's working hours or arranges for Party B to work overtime on statutory rest days, and shall take compensatory rest; if compensatory rest cannot be arranged, wages shall be paid in accordance with national and company regulations; If Party B is arranged to work overtime on statutory holidays, wages shall be paid in accordance with national regulations;

(v) Party A shall implement a paid annual leave system, the specific provisions of which shall be based on Party A's public documents.

Article VI - Labor Remuneration and Payment Method:

(i) Party B's total monthly salary (pre-tax):

(RMB) Forty-five thousand (¥ 45,000);

Probationary period (pre-tax): For first three months: (RMB) / yuan (¥ /); the second three months: (RMB) / yuan (¥ /);

(ii) Party B's salary structure, specific contents and standards shall be subject to Party A's relevant management system and salary schedules; Party A shall not deduct Party B's salary without reason or excuse; however, in deterioration of business conditions, Party B's salary level may be appropriately reduced after consultation with Party B and with Party B's consent;

(iii) When Party A implements a new salary system, adjusts the overall salary level, or changes Party B's job position or duties, Party A has the right to make corresponding adjustments to Party B's salary amount. but shall consult with Party B in advance to determine and make a public announcement before implementation;

(iv) Party A shall pay Party B the basic salary for previous month in monetary on the 10th of each month (hereinafter referred to as the "Salary Payment Date"), and pay Party B the performance, commission and bonus of the previous month in monetary the 25th of each month (hereinafter referred to as the "Salary Payment Date"). In case of statutory holidays or rest days, may be deferred to the nearest working day. If due to reasons not attributable to Party A, Party A cannot pay the salary on the Salary Payment Date, reasonably defer payment can be paid within the month of the salary payment date.

(v) Party B shall pay personal income tax in accordance with the regulations of the national and Shanghai municipal governments, and Party A shall be responsible for withholding and paying the tax on behalf of Party B;

(vi) If Party A implements an annual or cross-annual bonus system, the standards, calculation methods, and payment time and method of granting the bonus shall be implemented in accordance with the relevant provisions of Party A.

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(vii) If Party A grants welfare to Party B in cash, the benefits will not be counted as Party B's total monthly (annual) salary; If the welfare is subject to taxation according to law, Party B is still obliged to pay the tax, which will be withheld and paid by Party A on behalf of Party B.

Article VII Social insurance and welfare benefits:

(i) Party A shall handle social insurance and other procedures for Party B and pay the required insurance premiums in accordance with national and Shanghai municipal government regulations. The portion to be paid by Party B shall be withheld and paid by Party A from Party B's salary.

(ii) Party B is legally entitled to statutory rest days, statutory holidays, and paid leave for family planning, marriage, bereavement, visiting family, annual leave, and other similar circumstances.

(iii) Party B is legally entitled to medical leave during periods of illness or non-work-related injury, and medical leave, medical expenses, nursing fees, wages, and other benefits during periods of work-related injury or occupational disease, as well as funeral expenses, pension benefits, compensation, and other benefits in cases of work-related death.

(iv) Party A shall provide other welfare benefits to Party B as stipulated by national regulations.

Article VIII Labor protection, working conditions and prevention of occupational hazards:

(i) Party A shall provide Party B with a work environment that meets national labor safety standards, as well as necessary labor protection supplies and health products. Party A shall establish and improve labor safety systems and conduct labor safety education and professional knowledge training.

(ii) Party B shall strictly comply with the safety operation regulations formulated by Party A, and shall reject any request by Party A that violates the safety operation regulations;

(iii) Party A shall provide special protection for female employees in accordance with national and Shanghai municipal government regulations.

(iv) Party B confirms that before being hired, it has truthfully informed Party B of the work position, work content, related occupational hazards, working conditions provided by Party A, labor protection measures and other information requested by Party B. In this regard, Party B undertakes that it will strictly follow Party A's rules and regulations on business operation procedures or production safety procedures, use of safety protection equipment, labor safety and personal health and hygiene, emergency response to emergencies, etc., to avoid occupational diseases and work-related accidents.

Zhejiang Net-Plastic Technology Co.

Article IX Training:

(i) Party A will provide Party B with training support, including covering expenses and providing time, as required for the job.

(ii) If Party A provides financial support for Party B to participate in specialized training, Party A has the right to sign an agreement with Party B before the training begins, clearly stipulating Party B's service period. In this regard, if Party B accepts Party A's financial support for the training, it is obliged to sign the agreement with Party A. If Party B violates the service period agreed in the agreement, it shall pay liquidated damages to Party A according to the agreement, but the amount of liquidated damages shall not exceed the training expenses provided by Party A and shall not exceed the portion of the training expenses attributable to the unfulfilled part of the service period.

(iii) Any agreed-upon service period between Party A and Party B does not affect the increase in Party B's labor remuneration during the service period according to the normal salary adjustment mechanism.

Article X Business Secrets Confidentiality and Non-competition:

(i) Party A has the right to require Party B to sign a confidentiality agreement prior to employment. If Party B breaches this agreement and causes economic loss to Party A, Party B shall be liable for damages in accordance with the terms of the agreement and Party A's regulations.

(ii) If both parties have signed a separate confidentiality or non-compete agreement, Party B violates such agreement, it shall be liable for breach of contract in accordance with the agreement and Party A's regulations;

(iii) The confidentiality agreement or confidentiality and non-compete agreements signed by both parties shall be a supplementary agreement to this contract and shall have the same legal effect as this agreement.

Zhejiang Net-Plastic Technology Co.

Article XI Intellectual Property:

(i) Party B acknowledges that:

1. During the working period in Party A and within one year after termination or dissolution of the labor contract, any intellectual property rights related to inventions, works, computer software programs, technical secrets or trade secret information, etc., that produced by duties or developed by using Party A's material and technical conditions and business information, etc., a) shall belong to Party A, b) Be promptly disclosed to Party A and all relevant materials shall be handed over to Party A upon creation, unconditionally.(iii) shall not use, publish or reproduce such work results by itself or authorize others to use, publish or reproduce such work results without Party A’s prior written consent, except for normal use in work as required by Party A. (iv) Be freely utilized by Party A within its business scope for production, operation, licensing, or transfer to third parties. Party B shall, as required by Party A, provide all necessary information and take all necessary actions, including applications, registrations, and filings, to assist Party A in acquiring and exercising the relevant intellectual property rights. Keep the work records and all kinds of secret materials (such as drawings, documents, materials, floppy disks, tapes, photographs, and any other media formats) of Party A in a safe place, and do not make copies or lend them to others privately;

2. If any inventions, creations, works, computer software, technical secrets, or business secrets related to Party A's work are later confirmed to be non-work-related achievements, both parties shall negotiate separately for Party A to give Party B a certain one-time compensation, after obtaining the compensation, Party B will permanently give up the ownership of such work results.

(ii) Party B undertakes and guarantees that:

1. After leaving the Party, if Party B uses confidential information that grasped or accessed during working period in the Party A to develop or create new achievements or intellectual property rights, Party B shall obtain the written consent of the Party in advance before implementing or putting them into use, and Party B shall pay a certain amount of compensation to the Party A; If Party B does not obtain Party A’s consent or lacks evidence proving that the results were independently created without using Party A’s confidential information, the Party reserves the right to pursue the relevant Party B and its new employment unit (if involved) for economic and legal liabilities.

2. Accepting and complying with the provisions of rules and regulations of Party A that concerning of this article.

Article XII Conflict of interest

(i) Party B represents and guarantees that, at the time of signing this contract:

1. lawfully terminated any previous employment contracts or relationships and will not establish employment relationships with any other entities during the term of this contract;

Zhejiang Net-Plastic Technology Co.

2. All certificates, materials, certificates and other legal documents and information provided by Party B to Party A are authentic and valid;

3. promptly submit to Party A all necessary and valid documents required for employment and social insurance procedures, including but not limited to termination notices, employment handbooks, social insurance transfer certificates, and archive custody certificates. Otherwise, Party B shall bear all the legal liabilities losses incurred by Party A, and the possible compensation to third parties and/or the administrative penalties that Party B may be subjected to;

(ii) Party B promises and guarantees:

1. Work duties to Party A shall not be subject to or impeded by the contracts signed between Party B and other persons or entities or the rights enjoyed by the any other party under Party B's contract, nor do they conflict with the above;

2. shall not accept any positions or appointments from any business or other economic organization without Party A’s prior written consent;

3. shall not directly or indirectly participate in any business activities that may affect Party A's current or potential interests;

4. shall not directly or indirectly accept any benefits from individuals, businesses, or non-legal entities that have or may have a business relationship with Party A, including but not limited to commissions, kickbacks, discounts, or small incentives, whether in cash or otherwise.

(iii) both parties agree that within two years following the termination or dissolution of this contract for any reason, Party B shall not, without Party A's prior written consent, either independently or through any third party, engage with any of Party A's clients, including but not limited to Party A's existing clients and those introduced or developed by Party B during their employment with Party A, regarding any business related to Party A.

Article XIII Compliance with Rules and Regulations

(i) Party A hereby clarifies that all rules and regulations formulated in accordance with the law, including but not limited to those expressed in forms such as the "Company Basic Management System" and "Job Responsibilities/Job Descriptions," have been publicly disclosed through legal procedures. Any subsequent revisions, amendments, or new regulations, including but not limited to those expressed in forms such as the "Employee Handbook" "Company Basic Management System" and "Job Responsibilities/Job Descriptions" will also be disclosed and implemented as required by law.

Zhejiang Net-Plastic Technology Co.

(ii) Party B hereby agrees that the rules and regulations formulated by Party A, including but not limited to the "Employee Handbook" "Company Basic Management System" and "Job Responsibilities/Job Descriptions", etc., shall be an inseparable part of this contract, unless adjudicated or judged by the state organ with authority, such rules and regulations shall be partly stipulated in this contract .

(III) Party B hereby confirms that, prior to signing this contract, they have been made aware of, are familiar with, and understand Party A's rules and regulations, including but not limited to those expressed in the "Employee Handbook," "Company Basic Management System," and "Job Responsibilities/Job Descriptions," and has no objections to these regulations.

(iv) Party B hereby promises that during the period of employment, it will strictly implement various rules and regulations formulated by Party A, including but not limited to the "Employee Handbook", "Basic Company Management System", "Job Responsibilities/Job Descriptions", etc. Party B hereby agrees that if Party A violates any provisions of these rules and regulations, Party A has the right to deal with Party B accordingly in accordance with the provisions of this contract, including but not limited to the "Employee Handbook", "Basic Company Management System", "Job Responsibilities/Job Descriptions", and other forms of regulations, as well as the regulations formulated by way of supplementing or amending the regulations.

Article XIV Changes, Renewal, Termination, and Expiry of the Contract

(i) The contract may be amended in writing under the following circumstances:

1. Changes in the laws, rules and regulations on which this contract is based when it is concluded;

2. Consensus between both parties to the contract.

(ii) Upon expiration of this contract, if both parties agree to renew it, the contract should be renewed in accordance with the law in a timely manner. If renewal is not timely completed, it will be handled according to relevant laws and regulations of the Labor Law of the People's Republic of China, the Labor Contract Law of the People's Republic of China, and the implementation regulations of the Labor Contract Law of the People's Republic of China.

(iii) Party A may terminate this contract at any time under the following circumstances, without the obligation to provide compensation or indemnity:

1. Party B is proved to be unqualified for employment during the probation period and is dismissed by Party A or if Party B gives Party A three days' notice during the probationary period;

Zhejiang Net-Plastic Technology Co.

2. Party B seriously violates the rules and regulations formulated by Party A in accordance with the law and agreed by the employees or announced by the public, or Party A implements the rules and regulations which stipulate the circumstances that can be dismissed;

3. Party B seriously neglects its duties, engages in malpractice for personal gain, and causes significant damage to Party A's interests;

4. Party B establishes a labor relationship with other employers without Party A's consent;

5. Party B uses fraudulent or coercive means or takes advantage of people's danger to make Party A enter into or change this contract in contravention of the true meaning;

6. Party B is investigated for criminal liability according to law;

7. Other circumstances as specified by laws, regulations, and Party A’s rules and regulations.

(iv) Party A may terminate this contract early by providing Party B with thirty days' written notice or by paying an additional month's salary under the following circumstances:

1. Party B is injured due to illness or non-work-related injury, and after the expiration of the prescribed medical period, he/she is unable to perform his/her original work, nor is he/she able to perform the work otherwise arranged by Party A.

2. Party B is not competent for the work and is still not competent for the work after training or job change;

3. If there is a significant change in the objective circumstances on which this contract was concluded, making it impossible to perform the original labor contract, and Party A and Party B cannot reach an agreement on changing the contents of the labor contract after consultation.

(v) The contract may be terminated early by mutual agreement of both parties.

(vi) The contract will terminate under the following circumstances:

1. The contract term expires, and neither party wishes to renew it;

2. Party B begins to enjoy basic pension insurance benefits in accordance with the law;

3. Party B's death, or Party B being declared dead or missing by the People's Court;

4. Party A is declared bankrupt according to law;

5. Party A's business license is revoked, it is ordered to close, it is revoked, or Party A decides to dissolve early;

6. Other circumstances stipulated by laws and administrative regulations.

Zhejiang Net-Plastic Technology Co.

Article XV Supplementary Provisions:

(i) Party B acknowledges that the scope and criteria for evaluating Party B’s work during the probationary period or after confirmation of employment, in addition to the responsibilities and contents specified in the "Job Responsibilities" and the monthly (quarterly, annual) "Work Task List" outlined in Article 4 of this contract, also include the range of work, tasks, and requirements that can be inferred from Party B's "Job Responsibilities" and any work assignments issued by the department leader through email, WeChat, SMS, or other written or voice messages. If Party B fails to complete or is qualified to complete such work tasks, Party B agrees that Party A has the right to deal with the labor contract relationship with Party B in accordance with Article 4(iii) of this Contract;

(ii) Party B promises that if Party A pays welfare to Party B in cash, regardless of the reason for the termination of the labor contract between both parties, Party B shall not request that welfare be included in the calculation of economic compensation or damages upon termination of the employment relationship. If Party B violates the agreement in the above regulations of this Article after obtaining such welfare, Party B is obliged to return the full amount of welfare.

(iii) Supplementary agreements: None

Article XVI Breach of Contract Liability:

(i) Party B shall be liable for breach of contract if one of the following circumstances occurs:

1. If Party B violates the service period agreed in the training agreement with Party A

2. If Party A provides monthly financial compensation to Party B, but Party B breaches the non-compete agreement.

(ii) The breach of contractual responsibility for Party B's violation of the foregoing agreement shall be carried out in accordance with the training agreement and the confidentiality and non-professional restriction agreement signed by both parties in accordance with the law.

Article XVII Settlement of Labor Disputes:

In the event of a labor dispute between both parties, the parties shall seek to resolve the issue through negotiation. If negotiation fails, either party may apply for arbitration with the Labor Dispute Arbitration Committee within the statutory time limit. If any party is dissatisfied with the award, legal proceedings may be filed within the statutory period with the People's Court of Party A's place of residence.

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Article XVII Other engagements:

(i) The Party A shall promptly handle the labor procedures for the Party B with the institution designated by the labor and personnel administrative department. Party B shall proactively provide relevant personal information to assist Party A in handling the labor procedures;

(ii) Both parties agree that the training agreements, confidentiality agreements, non-compete agreements, and all rules and regulations established by Party A, including but not limited to those expressed in the "Employee Handbook," "Basic Management System," and "Job Description/Responsibilities" that have been or will be published or revised according to changing circumstances, shall be considered attachments to this contract and constitute an integral part of it, holding the same legal validity.

(iii) Party B confirms that all rules and regulations published or implemented by the Party A, including but not limited to the "Employee Handbook", "Company Basic Management System", "Job Responsibilities/Job Description", etc., have been carefully read, fully understood, voluntarily accepted and willing to comply with before signing this contract; During the period of employment with Party A after signing this contract, Party B shall formulate or revise all rules and regulations in accordance with the actual situation, including but not limited to the "Employee Handbook", "Company Basic Management System", "Job Responsibilities/Job Description", etc. After being publicly disclosed, Party B is willing to abide by and implement them;

(iv) Unless otherwise provided or agreed in this contract, any amendment to this contract shall be made in writing and signed by both parties to be effective;

(v) The compensation or compensation for the economic losses caused to Party A by Party B's intention or negligence during the period of working for Party A shall be stipulated or agreed upon by Party A in the rules and regulations published or recognized by Party B, including but not limited to "Employee Handbook", "Company Basic Management System", "Job Responsibilities/Job Description", etc..

(vi) Matters not covered in this contract shall be executed in accordance with the "Labor Law of the People's Republic of China," the "Labor Contract Law of the People's Republic of China," and related laws and regulations.

Zhejiang Net-Plastic Technology Co.

(vii) If the terms of this contract are contrary to the laws, regulations, rules and policies issued by the state and the government, the laws, regulations and policies issued by the state and the government shall prevail;

(viii) This contract is made in duplicate, with each party holding one copy, both of which have equal legal effect; It shall come into effect and be executed after being stamped by Party A and signed by Party B.

Signature of both parties to the contract:

Party A: Zhejiang Net Plastic Technology Co., Ltd (stamp) Representative/authorised representative:
Date of signature: Nov 1st, 2024

Party B: (Signature): /s/ Huang Jian
Date of signature: Nov 1st, 2024